UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): September 6, 2024

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Edgewater Dr #1880, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IZEA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2024 (the “Effective Date”), IZEA Worldwide, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with GP Cash Management, Ltd., GP Investments, Ltd. (“GP Investments”), Rodrigo Boscolo and Antonio Bonchristiano (collectively with each of their affiliates and controlled associates, the “GP Parties”).

Pursuant to the Cooperation Agreement, the Company’s board of directors (the “Board”) has agreed to appoint each of Messrs. Bonchristiano and Boscolo as members of the Board (the “GP Directors”), with an initial term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The GP Directors will fill the vacancies on the Board resulting from the previously disclosed departure of Ted Murphy and Ryan Schram. The Board will appoint one GP Director to each of the Compensation Committee of the Board and the Nominations and Corporate Governance Committee (the “NCG Committee”).

In addition, under the terms of the Cooperation Agreement, the Company has agreed to direct the NCG Committee to conduct a search for a gender diverse director candidate to appoint as a new director to the Board (the “Additional Director”), with such Additional Director to be mutually agreed upon by the incumbent directors and the GP Directors. Pursuant to the Cooperation Agreement, the Board has increased the size of the Board to eight directors in anticipation of the appointment of the Additional Director and will nominate and recommend each of the GP Directors and the Additional Director (if then appointed) as candidates for election to the Board at the 2024 Annual Meeting.

Pursuant to the Cooperation Agreement, the Company also agreed to (i) limit the size of the Board to eight directors during the Standstill Period (as defined below); (ii) establish a Strategy and Capital Allocation Committee of the Board comprised of four directors, initially including the GP Directors and two incumbent directors; and (iii) increase the share repurchase program maximum up to $10 million; provided, however, that any purchases made under such programs shall be subject to market conditions, applicable legal requirements and other relevant factors. The Strategy and Capital Allocation Committee will be purposed with, among other things, reviewing the Company’s business strategies and capital allocation policies, and increasing profitability at the Company.

The Cooperation Agreement also provides that in the event that one of the GP Directors is no longer able to serve as a director of the Company during the Standstill Period, the GP Parties will be entitled to designate a replacement for such GP Director, subject to the approval of the Board and so long as the GP Parties satisfy the Minimum Ownership Threshold (as defined in the Cooperation Agreement).

Under the terms of the Cooperation Agreement, during the Standstill Period, the GP Parties have agreed to abide by certain customary standstill restrictions prohibiting them from, among other things, (i) engaging in any solicitation of proxies other than in a manner consistent with the recommendation of the Board, (ii) engaging in transactions resulting in the GP Parties’ beneficial ownership exceeding 22% of the Company’s Common Stock or Voting Securities (as defined in the Cooperation Agreement) outstanding at such time, (iii) making any request for stock list materials or other books and records of the Company, and (iv) taking certain other actions in respect of the Company; in each case as further described in the Cooperation Agreement. During the Standstill Period, the Company and the GP Parties also agreed to certain mutual non-disparagement provisions.

Pursuant to the Cooperation Agreement, during the Standstill Period, the GP Parties have also agreed to vote all shares of their Common Stock in accordance with the Board’s recommendations with respect to (i) each election of directors, removal of directors or any replacement of directors and (ii) any other proposal to be submitted to the stockholders of the Company by either the Company or any stockholder of the Company; provided, however, that the GP Parties shall be permitted to vote in their sole discretion on any proposal of the Company in respect of any Extraordinary Transaction or the Rights Agreement (each, as defined in the Cooperation Agreement) and in accordance with Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co. LLC (“Glass Lewis”) if both ISS and Glass Lewis publish a voting recommendation that differs from the Board’s recommendation with respect to any proposal (other than proposals related to election, removal or replacement of directors, the authorization of shares, or the issuance of equity in connection with employee compensation).

The Cooperation Agreement will terminate on the date that is the later to occur of (i) the date that is ten days prior to the deadline under the Second Amended and Restated Bylaws of the Company for director nominations and stockholder proposals for the Company’s 2025 annual meeting of stockholders and (ii) the date that is five (5) days following the date on which no GP Director serves on the Board (such date, the “Termination Date” and such period from the Effective Date to the Termination Date, the “Standstill Period”).

The foregoing description of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On September 6, 2024, pursuant to the terms of the Cooperation Agreement, the Company appointed Rodrigo Boscolo and Antonio Bonchristiano to the Board.

Mr. Bonchristiano is the Chief Executive Officer of GP Investments (BVMF: GPIV33), a company focused on private equity, real estate investments and management of funds, since April 2014 and he also serves as Chief Executive Officer of GP-Act III Acquisition Corp. (NASDAQ: GPAT), a $287.5 million blank check company formed for the purpose of effecting a business combination with one or more companies, since March 2021. He joined GP Investments, Ltd. in 1993 and has been a Managing Director since 1995. Prior to joining GP Investments, Ltd. Mr. Bonchristiano was a Partner at Johnston Associates Inc., a finance consultancy based in London, and worked for Salomon Brothers Inc. in London and New York from 1987 to 2000. Currently, Mr. Bonchristiano serves as a member of the board of directors of G2D Investments, Ltd. (2020), a listed investment company (BVMF: G2DI33) focused on high growth, tech and tech-enabled businesses. Mr. Bonchristiano is or was also on the board of several non-profit organizations, including: Fundação Estudar in São Paulo, Brazil (2016), Fundação Bienal de São Paulo (2010-2016) and John Carter Brown Library (Providence, Rhode Island, USA) (2011 to 2020).Previously, Mr. Bonchristiano served as a member of the boards of directors of AMBEV (2014 to 2023) and BR Properties (2018 to 2024), Rimini Street (2017 to 2021), BHG (2010 to 2013), LAHotels (2007 to 2009), ALL (2003 to 2008), CEMAR (2004 to 2005), Gafisa (1997 to 2006), Hopi Hari (2002 to 2007), Submarino (1999 to 2001), Geodex Communication (2001), BRMalls (2005 to 2006), Tempo (2005 to 2006) and Magnesita Refratários (2006 to 2008), among other companies. He was also previously the Chief Financial Officer of SuperMar Supermercados (1995 to 1997) and Founder and Chief Executive Officer of Submarino (1999 to 2001). He was further vice-chairman of the board of directors of BR Properties SA (2012 to 2013), officer of Geodex Communication (1999 to 2000) and Contax Participações (2002 to 2003). Mr. Bonchristiano holds a bachelor’s degree in Politics, Philosophy, and Economics from the University of Oxford.

Mr. Boscolo is the Chief Financial Officer of GP Investments and has served in that capacity since 2018. His role encompasses deploying the firm’s proprietary capital in North America and Europe, as well as managing the firm’s global finance, treasury, technology, investor relations and corporate development functions. Since joining GP Investments in 2010, Mr. Boscolo has led or was involved in multiple private equity and capital market transactions in a broad range of geographies and industries, particularly in the technology, business services, consumer and retail sectors. Previously, Mr. Boscolo worked as a consultant at The Boston Consulting Group (2008 to 2010). Currently, Mr. Boscolo currently serves as a member of the boards of directors of G2D Investments, Ltd. (since 2020). He has also served as Chief Financial Officer of GP-Act III Acquisition Corp. since March 2021, and as alternate director at The Craftory, a $550 M global investment house focused exclusively on responsible CPG brands, since 2019. Formerly, Mr. Boscolo served as a member of the boards of directors of Spice Private Equity (2017 to 2023), a Swiss private equity firm, LEON Restaurants (2017 to 2021), a UK-based healthy fast-food chain acquired by EG Group, Magnesita (2014 to 2015), a mining and industrial company that was merged into RHI Magnesita (LSE:RHIM) to create the global leader in refractories, Sascar (2011-2012), a real-time vehicle monitoring and telematics technology company acquired by Michelin (ENXTPA:ML) and Allis (2010-2012), a retail execution and marketing intelligence company acquired by GPS Group (BVMF: GGPS3). Mr. Boscolo is a graduate of the University of Pennsylvania, where he earned an M.B.A. from the Wharton School in 2014 and a M.A. in International Studies from the School of Arts and Sciences at the Lauder Institute in 2016. Rodrigo also holds a M.S. from Kedge Business School, in Marseille, France (2007) and a bachelor’s degree from the University of Sao Paulo (2007).

Each of the GP Directors will receive compensation consistent with that received by the Company’s other independent directors. There are no arrangements or understandings between any of the GP Directors and any other person pursuant to which any of the GP Directors was appointed as a director other than with respect to the matters referred to in Item 1.01. At this time, there are no related party transactions in which any of the GP Directors has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On September 6, 2024, the Company's Board of Directors appointed Lindsay Gardner, currently a Director of the Company, as Chairman of the Board. In connection with such appointment, the Chairman of the Board will receive $20,000 in addition to his annual board retainer compensation. In addition, the Board has appointed Mr. Gardner to serve as the Chairman of the Board's Audit Committee.

Item 8.01. Other Events

The Company issued a press release on September 10, 2024, announcing the execution of the Cooperation Agreement and related information. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of September 6, 2024, by and between the Company and GP Cash Management, Ltd.
99.1	Press release issued by IZEA Worldwide, Inc. on September 10, 2024, reporting the cooperation agreement with GP Cash Management, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: September 10, 2024	By:/s/ Peter J. Biere Peter J. Biere Chief Financial Officer